UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

SALISBURY BANCORP, INC. .
(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
.(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039-1868
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 1.  Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Section 3.  Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Item 3.03. Material Modification to Rights of Security Holders.

Section 5.  Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2011 (the “Investment Date”), Salisbury Bancorp, Inc. (the “Company”) entered into a Small Business Lending Fund - Securities Purchase Agreement (the “Purchase Agreement”) with the United States Secretary of the Treasury (the “Treasury”) pursuant to which the Company issued and sold to the Treasury 16,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series B, par value $.01 per share (the “Series B Preferred Stock”) under the Treasury’s Small Business Lending Fund program (the “SBLF”) for an aggregate consideration of $16,000,000.  The Series B Preferred Stock qualifies as Tier 1 capital for regulatory purposes.

Simultaneously with the sale of the Series B Preferred Stock, pursuant to a Repurchase Letter Agreement between the Company and the United States Department of the Treasury dated August 25, 2011, the Company repurchased from the Treasury 8,816 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the “Series A Preferred Stock”) issued under the Capital Purchase Program (the “CPP”) of the Emergency Economic Stabilization Act of 2008 (“EESA”) on March 13, 2009 for $8,816,000.  Each share of Series A Preferred Stock was purchased at its liquidation preference of $1,000 per share, plus accrued and unpaid dividends.

The transactions resulted in net capital proceeds of $7,184,000.  Ninety percent of such net capital proceeds, or $6,465,600, was invested by the Company in its subsidiary, Salisbury Bank and Trust Company (the “Bank”) as Tier 1 Capital.  In addition, $12,244 of accrued dividends was paid to the Treasury.

On August 23, 2011, the Company filed with the Secretary of the State of the State of Connecticut a Certificate of Amendment to its Certificate of Incorporation to designate the Series

B Preferred Stock and to specify the preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock.

The terms of the Series B Preferred Stock are set forth in the Purchase Agreement and the Certificate of Amendment to the Certificate of Incorporation, each of which is included as an exhibit to this Report on Form 8-K and is incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03.  The following summary of the provisions of these documents is qualified in its entirety by reference thereto.

The Series B Preferred Stock ranks senior to the Common Stock, par value $.10 per share (the “Common Stock”) in the payment of dividends and upon distributions and amounts payable upon liquidation, dissolution or winding-up of the Company; it has a liquidation preference of $1,000 per share.

The Series B Preferred Stock will pay noncumulative dividends quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.  The dividend rate for the initial dividend period from the Investment Date through September 30, 2011 and each of the next nine quarterly dividend periods is adjusted based on the Bank’s increase in its Qualified Small Business Lending (as defined in the Purchase Agreement) above its Baseline Amount of Small Business Lending (as defined in the Purchase Agreement), but will not exceed five percent for such period.  The following schedule illustrates the potential dividend rates on the Series B Preferred Stock based on the increase in Qualified Small Business Lending over the Baseline Amount of Small Business Lending.  After four and one-half years from the Investment date, the dividend rate will be 9% regardless of any increase in Qualified Small Business Lending over the Baseline Amount of Small Business Lending.

	Dividend Rate Following Investment Date
Increase in Qualified Small Business Lending from the Baseline Amount	Initial Dividend Period and Next 9 Quarterly Dividend Periods*	From 10th Quarterly Dividend Period to Year 4.5
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%
*  The dividend rate will be adjusted quarterly.

As of the Investment Date, the Bank had increased its Qualified Small Business Lending over the Baseline Amount of Small Business Lending.  The dividend rate for the initial dividend period from the Investment Date through September 30, 2011 is 2.45100%.  The dividend rate for the quarterly dividend period ending December 31, 2011 will be 1.55925%.  There can be no assurance that the Bank will maintain an increase in its Qualified Small Business Lending over its Baseline Amount of Small Business Lending, or if it does so, in what amount.

As a participant in the CPP, if, at the beginning of the tenth full calendar quarter after the Investment Date, the amount of Qualified Small Business Lending has not increased over the

Baseline Amount of Small Business Lending, then beginning April 1, 2014, and at the beginning of each calendar quarter thereafter, the Company would be required to pay the Treasury a lending incentive fee equal to 2% per annum of the aggregate liquidation preference of the then-outstanding Series B Preferred Stock.  This lending incentive fee terminates four and one-half years after the Investment Date.

The Series B Preferred Stock has no maturity date.  The Series B Preferred Stock may be redeemed at any time by the Company, subject to the approval of its Federal banking regulator.  The redemption price is the aggregate liquidation preference of the Series B Preferred Stock plus accrued but unpaid dividends and a pro rata portion of any lending incentive fee.  All redemptions must be in an amount at least equal to 25% of the number of originally issued shares of Series B Preferred Stock, or 100% of the then-outstanding shares if less than 25% of the number of shares originally issued.

Unless otherwise restricted by its Federal or state regulator, the Company may pay dividends on its Common Stock or repurchase its Common Stock, subject to certain limitations described below if dividends on the Series B Preferred Stock have not been paid, if, after giving effect to the dividend or repurchase, the Company’s Tier I capital would be at least 90% of the amount existing immediately after the Investment Date, excluding net charge-offs and redemptions of the Series B Preferred Stock subsequent to the Investment Date (the “Tier I Dividend Threshold Amount”).  The Tier I Dividend Threshold Amount is subject to adjustment during the period beginning on the second anniversary of the Investment Date and ending on the day before the tenth anniversary of the Investment Date.  For every 1% increase in Qualified Small Business Lending over the Baseline Amount of Small Business Lending, the Tier I Dividend Threshold Amount will be decreased by a dollar amount equal to 10% of the amount of the Series B Preferred Stock.  In addition, during the period beginning on the tenth anniversary of the Investment Date until the Series B Preferred Stock is redeemed, no dividends may be paid on the Common Stock and no Common Stock may be repurchased.

If any dividend payable on the Series B Preferred Stock has not been paid, no dividends may be paid on the Common Stock and no Common Stock may be repurchased during that calendar quarter and the next three calendar quarters.  If five quarterly dividend payments on the Series B Preferred Stock have not been made, whether or not consecutive, the Treasury will have the right to appoint an observer on the Board of Directors of the Company until four consecutive quarterly dividend payments have been made.

The Series B Preferred Stock is non-voting, other than voting rights on matters that could affect the rights of the Series B Preferred Stock, such as with respect to the issuance of shares senior to the Series B Preferred Stock, any amendment of the Series B Preferred Stock or any merger, share exchange or similar transaction.  The Series B Preferred Stock is not convertible into Common Stock.

The Series B Preferred Stock was issued in a private placement not involving any public offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the resale or secondary offering of the Series B Preferred Stock as promptly as practicable after the date of the issuance of the Series B Preferred Stock.

Upon the repurchase of the Series A Preferred Stock, all requirements relating to executive compensation and related matters imposed by Section 111 of EESA, as amended, terminated.

Section 8.                     Other Events

Item 8.01.                      Other Events.

On August 25, 2011, the Company issued a press release related to the closing of the SBLF transaction.  A copy of such press release is attached hereto as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 3.1.	Certificate of Amendment to the Certificate of Incorporation for the Series B Preferred Stock filed August 23, 2011.

Exhibit 10.1.
Securities Purchase Agreement between the Company and the United States Secretary of the Treasury dated August 25, 2011, including Annex A (Information Specific to the Company and the Investment), Annex B (Definitions), Annex C (General Terms and Conditions), Annex D (Disclosure Schedule) and Annex E (Registration Rights).

Exhibit 10.2.	Repurchase Letter Agreement between the Company and the United States Department of the Treasury dated August 25, 2011.

Exhibit 99.1.	Press release dated August 25, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 25, 2011	SALISBURY BANCORP, INC.

	By:	/s/ B. Ian McMahon
B. Ian McMahon
Chief Financial Officer